UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017 (May 15, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2017, Fifth Street Holdings L.P. (“Fifth Street Holdings”), a partially owned subsidiary of Fifth Street Asset Management Inc. (the “Company”), entered into the Limited Guaranty and Contribution Agreement (the “Limited Guaranty”) with Mr. Leonard M. Tannenbaum, chief executive officer of the Company and a limited partner of Fifth Street Holdings, whereby, in the event of an acceleration of Fifth Street Holdings’ credit facility, Mr. Tannenbaum agreed to backstop any shortfall in the funds and assets available to Fifth Street Holdings and the other guarantors to the credit facility to repay the outstanding obligations under the credit facility, in the form of an equity contribution or a subordinated loan to Fifth Street Holdings. In exchange, Fifth Street Holdings agreed to pay Mr. Tannenbaum reasonable consideration in amounts to be determined by the audit committee of the board of directors of the Company. The Limited Guaranty will terminate upon the earliest to occur of (i) August 15, 2018, (ii) the mutual agreement of the parties (subject to approval of the majority of the independent directors of the Company), (iii) repayment of the credit facility, (iv) any change of control of Fifth Street Holdings or the Company and (v) any material amendment, waiver or other modification of the credit facility.

The foregoing description of the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the Limited Guaranty, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Limited Guaranty and Contribution Agreement by and between Fifth Street Holdings L.P. and Leonard M. Tannenbaum, dated as of May 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: May 17, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella Title: Secretary